EXHIBIT 23.9

UPDATE AS OF 31 AUGUST 2009

TO THE FAIRNESS OPINION AS AT 26 JANUARY 2009

ON THE ACQUISITION THROUGH AMALGAMATION

OF ALL THE SHARES OF

GENTERRA INC.

BY

CONSOLIDATED MERCANTILE INCORPORATED

9 September 2009

(C:\CVS\CLIENTS\Genterra\2009\Genterra Fairness Opinion 2009 SEP 09 FINAL.doc)

9 September 2009

The Independent Committee of
The Board of Directors
Consolidated Mercantile Incorporated
106 Avenue Road
Toronto ON M5R 2H3

And

The Independent Committee of
The Board of Directors
Genterra Inc.
106 Avenue Road
Toronto ON M5R 2H3

Gentlemen,

You have asked Corporate Valuation Services Limited (“CVS”) to update you as to the “fairness from a financial point of view” to the minority shareholders of the terms of the acquisition of all the Shares of Genterra Inc. (“Genterra”) by Consolidated Mercantile Incorporated (“CMI”), through their amalgamation to form Genterra Capital Inc. (“Amalco”).

Proposed Terms

For each of the following shares of a predecessor	Shares of Amalco to be received
1 CMI Common	1 Common
1 Genterra Class A Series 1 Preference	1 Class A Preference
1 Genterra Class B Preference	1 Class B Preference
3.6 Genterra Common	1 Common

The terms of the Genterra Preference shares are:

Class A, issuable in series - Series 1 – non-voting, non-participating, redeemable & retractable at $15.00 per share, annual 8% [$1.20] cumulative dividends; each is convertible into either (i) 20 Common Shares [at $0.75] or (ii) 300 Class B Preference Shares [$0.05].

CONSOLIDATED MERCANTILE and GENTERRAFAIRNESS OPINION

Class B – non-voting, non-participating, redeemable at $0.05 per share, annual $0.00248 [4.96%] non- cumulative dividends.

The terms and conditions of the Class A Preference Shares and the Class B Preference Shares of Amalco will be identical to those of the comparable shares of Genterra adjusted for the exchange ratios.

Relationships Between the Companies

The companies are closely linked:

	CMI	Genterra
Stan Abramowitz	Director/Secretary	Director/Secretary
Alan Kornblum	-	Director
Fred A. Litwin Mark I. Litwin	Director/President -	Director/President
Mark E. Dawber	Director	Director
Ian Dalrymple	Director	-
Sol D. Nayman	Director	Director

Mr. Mark I. Litwin is the son of Mr. Fred A. Litwin. Entities controlled by Mr. Fred A. Litwin and his family own securities representing 58% of the common equity of CMI and 51% of that of Genterra.

Business of Genterra

Genterra is a real estate holding and management company that directly, and through subsidiaries, owns five buildings in Ontario, with a total of 743,000 Square Feet ("SF"), of which 430,000 SF is industrial and the remaining 313,000 SF is commercial. The industrial space is leased to a related entity, The Cambridge Towel Corporation, a manufacturer of textiles.

Business of CMI

CMI is a management holding company. Until December 2007, it had major interests in two operating companies as follows:

1.	22.15% of Polyair Inter Pack Inc., a manufacturer of protective packaging products; this was sold privately on December 31, 2007; and
2.
50.33% of Distinctive Designs Furniture Inc., a manufacturer and importer of upholstered furniture. This investment, together with the debt owed by Distinctive to CMI, was sold to the other major shareholder on December 28, 2007.

The disposal of the two operating investments was intended to allow CMI to utilize its financial and management resources in long-term strategic acquisitions with potential for future growth. In the interim, CMI has invested a portion of its working capital in relatively short-term, income producing assets.

Relative Values

In an update, as of 31 August 2009, of the “Comprehensive Valuation of the Shares of Consolidated Mercantile Incorporated as at December 31, 2008” dated 2 September 2009 and prepared under Multilateral Instrument 61-101, HJF Financial Inc., Chartered Business Valuators, determined that the Fair Market Value of the 5,076,407 issued and outstanding common shares of CMI is $16,286,000 or $3.208 each.

On 9 September 2009, CVS issued an update, as of 31 August 2009, (the “Valuation Date”), using unaudited Financial Statements as at 30 June 2009, of its Formal Valuation, under OSC Multilateral Instrument 61-101, setting out an “Estimate of Fair Market Value of all the Shares of Genterra, as at 31 December 2008”. Our conclusions are as follows:

Share Capital	Number	Redemption	Book	Fair Market	FMV
	of Shares	Amount	Equity	Value	Per Share
Class A Preference	326,000	$15.00	5,284,415	5,382,215	$16.510
Class B Preference	26,274,918	$0.05	2,150,684	1,313,746	$0.050
Common	19,339,211		13,919,974	19,269,694	$0.996
			21,355,073	25,965,655

The total was rounded to $25,965,000. Each of the 326,000 Genterra Class A Preference Shares is convertible into 20 common shares. Such conversion would require the issuance of 6,520,000 new common shares, a 33.7% increase, giving them a fully diluted Fair Market Value of $0.95 (rounded) each. This represents a 15.5% gain for the Class A and a 4.3% dilution for the existing common shares.

Per Diluted Common Share	Exchange	Number	Fair Market	FMV
	Ratio	of Shares	Value	Per Share	Dilution
Class A Preference	20	6,520,000	5,382,215	$0.825	15.5%
Common	1	19,339,211	19,269,694	$0.996	-4.3%
Diluted		25,859,211	24,651,909	$0.953

Comparative Financial Positions

ADJUSTED BOOK VALUES

	Genterra		CMI		Amalgamated
	$		$		$
ASSETS
Current
Cash & Equivalents		7,839,627		14,643,128		22,482,755
Marketable Securities		1,774,493		2,272,444		4,046,937
Receivables		598,927		10,527		609,454
Perpaids & Deposits		377,727		228,979		606,706
Investments - Current Portion		371,975		-		371,975
Future Tax Benefits		59,953		-		59,953
		11,022,702		17,155,078		28,177,780
Capital		-
Investments		249,000		274,590		523,590
Rental Real Estate		22,500,000		-		22,500,000
Future Tax Benefits		138,735		206,008		344,743
		22,887,735		480,598		23,368,333
		33,910,437		17,635,676		51,546,113
LIABILITIES
Current
Payables & Accruals		507,210		120,593		627,803
Taxes Due		120,742		1,089,843		1,210,585
Mortgages - Current Portion		294,330		-		294,330
		922,282		1,210,436		2,132,718
Term
Mortages Payable		3,142,420				3,142,420
Future Tax Liabilities		3,880,080				3,880,080
Class A Retractable Shares		5,382,215		138,839		5,521,054
		12,404,715		138,839		12,543,554
		13,326,997		1,349,275		14,676,272
EQUITY
Share Capital
Class B Preference		1,313,746				1,313,746
Common		9,983,862		2,688,939		12,672,801
		11,297,608		2,688,939		13,986,547
Retained Earnings		9,285,832		13,597,462		22,883,294
		20,583,440		16,286,401		36,869,841
		33,910,437		17,635,676		51,546,113

Note: The CMI balance sheet reflects Class A Preference Shares which are to be redeemed for cash before the amalgamation.

Benefits of the Amalgamation

The Directors of both Genterra and CMI believe that the Amalgamation should result in an enhancement of shareholders’ values. They expect this to occur for the following qualitative reasons:

(a)	Both firms are engaged in similar investment and management endeavours;
(b)	The Companies have management and several directors in common;
(c)	Control of both ultimately rests with Fred A. Litwin and his family, hence the formation of Amalco will simplify the corporate structure;
(d)	Amalco will be a larger entity with more varied assets, a greater equity and income base and increased opportunities for future growth;
(e)	The combined corporation is expected to have a larger public float which should result in increased market liquidity for its shareholders;
(f)	Amalco will benefit from increased efficiency and reduced costs as a result of only one set of administrative, overhead and accounting facilities as well as ongoing public company expenses.

CVS believes that the quantitative benefits will have a favourable impact on Amalco’s results for the fiscal year ending in 2011, as those for fiscal 2010 will be affected by the various costs relating to the transaction.

Exchange Ratios

The relative fully diluted Fair Market Values of the common shares ($3.208 for CMI and $0.953 for Genterra) indicate an exchange ratio of 3.37 Amalco common shares for each CMI common share and 1 Amalco common share for each Genterra common share. However certain other factors need to be considered.

CMI

The bulk (96%) of the CMI assets are either cash equivalent (83%) or easily convertible into cash (13%). This gives the CMI portfolio two characteristics at the Valuation Date. The first is CMI’s lower risk than that of Genterra, which is substantially invested in commercial real estate. The second is minimal potential returns as the yield at the Valuation Date was 0.24% for 3-month Treasury Bills.

Genterra

The real estate appraisals underlying the Fair Market Value of the Genterra shares took place during May 2009 when liquidity in the ICI (Industrial, Commercial and Investment) real estate market was substantially less than a year before. They reflected reductions in the Fair Market Value (as defined) of the Genterra properties from the summer of 2008. However a small premium for the CMI shares over the relative Fair Market Values to reflect the lower risks and return of its portfolio still seems appropriate.

Conclusion

The directors of CMI and Genterra have determined that it is in the best interest of all shareholders to reduce the number of Amalco common shares to be issued by establishing their value as equivalent to that of a CMI common share. Accordingly, each CMI common share will be exchanged for one Amalco common share, as will each 3.6 Genterra common shares. This does not change the relative valuations of CMI and Genterra, but the directors believe that the lesser number of issued Amalco common shares will enhance their prospects for an increased trading price and compliance with market listing requirements.

In our view, based on 31 August 2009 updates to the CMI and Genterra valuations, the exchange of 1 Amalco common shares for each CMI common share and 1 Amalco common share for each 3.6 Genterra common shares, the ratios selected by the Directors of Genterra and CMI, are still fair, from a financial point of view, to the minority shareholders of both companies; they give rise to the following results:

Per Amalco Common Share	Exchange		Number	FMV	FMV	Premium
	Ratio		of Shares	Equity	per Share	(Discount)
CMI	1.0 for	1.0	5,076,407	16,286,401	$3.208	4.1%
Genterra fully diluted	1.0 for	3.6	7,183,114	24,651,909	$3.432	-2.7%
Amalco			12,259,521	40,938,310	$3.339

The ratios result in a minor dilution (2.7%) for Genterra shareholders and a small (4.1%) premium for those of CMI, to reflect their lesser risk.

Stock Market Trading

CMI is listed on the Toronto Stock Exchange (TSX) under the symbol CMI, while Genterra trades on the TSX Venture Exchange as GIC. Values for the common shares of CMI and Genterra were obtained by two independent approaches, the Adjusted Book Value and the Transaction Based Value, reflecting average prices from stock trading. For this Fairness Opinion, CVS has relied on the fully diluted Adjusted Book Values, as the shares of both companies trade at significant discounts to their Adjusted Book Values. CMI’s discount (recent trading price $2.25) is 30%, which is at the high end of the range for a marketable non-controlling interest. For Genterra (recent trading price $0.60), the discount is slightly higher at 37%.

Canadians prefer direct real estate investments, or, if liquidity is important, via flow-through vehicles such as Real Estate Investment Trusts, rather than indirect holdings through real estate holding companies, such as Genterra. For this reason, according to stock market analysts, widely held shares of real estate investment firms normally trade at significant discounts from their underlying Adjusted Book Values. In times of financial stress, such as the Valuation Date, the discount will be greater. For Genterra, the 37% discount includes not only that from a minority interest, but also one relating to its principle activity of real estate ownership.

Conclusion

The directors of CMI and Genterra have agreed on the following exchange ratios:

For each of the following shares	Shares of Amalco
1 CMI Common	1 Common
1 Genterra Class A Series 1 Preference	1 Class A Preference
1 Genterra Class B Preference	1 Class B Preference
3.6 Genterra Common	1 Common

In our opinion, the ratios set out above are fair from a financial point of view, to the minority shareholders of both Consolidated Mercantile Incorporated and Genterra Inc.

The purpose of this Fairness Opinion is to supply information to the Directors and shareholders of both Genterra and CMI in considering and approving the acquisition, through amalgamation, of all the Shares of Genterra by CMI.

Should you require additional information about our conclusion, or have any questions or comments relating to this Fairness Opinion, please do not hesitate to get in touch with us.

Yours very truly,
CORPORATE VALUATION SERVICES LIMITED
Per

James P. Catty, MA, CA•CBV, CPA/ABV, CFA, CVA, CFE.
President

C:\CVS\CLIENTS\Genterra\2009\Genterra Fairness Opinion 2009 SEP 09 FINAL.doc

CORPORATE VALUATION SERVICES LIMITED PAGE

UPDATE AS OF 30 NOVEMBER 2009
TO THE FAIRNESS OPINION AS AT 26 JANUARY 2009
ON THE ACQUISITION THROUGH AMALGAMATION
OF ALL THE SHARES OF
GENTERRA INC.
BY
CONSOLIDATED MERCANTILE INCORPORATED
TO FORM
GENTERRA CAPITAL INC.

11 December 2009

11 December 2009

The Independent Committee of
The Board of Directors
Consolidated Mercantile Incorporated
106 Avenue Road
Toronto ON M5R 2H3

And

The Independent Committee of
The Board of Directors
Genterra Inc.
106 Avenue Road
Toronto ON M5R 2H3

Gentlemen,

You have asked Corporate Valuation Services Limited (“CVS”) to update you as to the “fairness from a financial point of view” as at 30 November (the “Valuation Date”) to the minority shareholders of the terms of the acquisition of all the Shares of Genterra Inc. (“Genterra”) by Consolidated Mercantile Incorporated (“CMI”), through their amalgamation to form Genterra Capital Inc. (“Amalco”).
Proposed Terms
For each of the following shares of a predecessor	Shares of Amalco to be received
1 CMI Common	1 Common
1 Genterra Class A Series 1 Preference	1 Class A Preference
1 Genterra Class B Preference	1 Class B Preference
3.6 Genterra Common	1 Common

The terms of the Genterra Preference shares are:

Class A, issuable in series - Series 1 – non-voting, non-participating, redeemable & retractable at $15.00 per share, annual 8% [$1.20] cumulative dividends; each is convertible into either (i) 20 Common Shares [at $0.75] or (ii) 300 Class B Preference Shares [$0.05].

CONSOLIDATED MERCANTILE and GENTERRAFAIRNESS OPINION

Class B – non-voting, non-participating, redeemable at $0.05 per share, annual $0.0024 [4.8%] non- cumulative dividends.

The terms and conditions of the Class A Preference Shares and the Class B Preference Shares of Amalco will be identical to those of the comparable shares of Genterra adjusted for the exchange ratios.
Relationships Between the Companies
The companies are closely linked:

	CMI	Genterra
Stan Abramowitz	Director/Secretary	Director/Secretary
Alan Kornblum	-	Director
Fred A. Litwin Mark I. Litwin	Director/President -	Director/President
Mark E. Dawber	Director	Director
Ian Dalrymple	Director	-
Sol D. Nayman	Director	Director

Mr. Mark I. Litwin is the son of Mr. Fred A. Litwin. Entities controlled by Mr. Fred A. Litwin and his family own securities representing approximately 58% of the common equity of CMI and 51% of that of Genterra.
Business of Genterra
Genterra is a real estate holding and management company that directly, and through subsidiaries, owns five buildings in Ontario, with a total of 743,000 Square Feet ("SF"), of which 430,000 SF is industrial and the remaining 313,000 SF is commercial. The industrial space is leased to a related entity, The Cambridge Towel Corporation, a manufacturer of textiles.
Business of CMI
CMI is a management holding company. Until December 2007, it had major interests in two operating companies as follows:

1.	22.15% of Polyair Inter Pack Inc., a manufacturer of protective packaging products; this was sold privately on December 31, 2007; and
2.
50.33% of Distinctive Designs Furniture Inc., a manufacturer and importer of upholstered furniture. This investment, together with the debt owed by Distinctive to CMI, was sold to the other major shareholder on December 28, 2007.

The disposal of the two operating investments was intended to allow CMI to utilize its financial and management resources in long-term strategic acquisitions with potential for future growth. In the interim, CMI has invested a portion of its working capital in relatively short-term, income producing assets.
Relative Values
On 30 November 2009, HJF Financial Inc., chartered Business Valuators, issued an update as of the Valuation Date, of the “Comprehensive Valuation of the Shares of Consolidated Mercantile Incorporated as at December 31, 2008” and previously updated to 31 August 2009; both the Formal Valuation and the updates were prepared under Multilateral Instrument 61-101 (the “Rule”). The final determination at the Valuation Date is a Fair Market Value of $16,326,867 for the 5,076,407 issued and outstanding common shares of CMI, is $3.22 each.

The definition of Fair Market Value under the Rule is:

"The monetary consideration, that, in an open and unrestricted market, an informed and prudent buyer would pay to an informed and prudent seller, each acting at arm's length with the offer and under no compulsion to act, expressed in terms of money or money's worth, without taking into account any discounts for lack of marketability or absence of control and other factors required under the Rule."

On 9 September 2009, CVS issued an update, as at 31 August 2009, using unaudited Financial Statements as at 30 June 2009, of its Formal Valuation, also under the Rule, setting out an “Estimate of Fair Market Value of all the Shares of Genterra, as at 31 December 2008”. On 11 December 2009, we issued a letter to the Special Committee of the Board of Directors of Genterra which confirmed that the Fair Market Value of all the Shares of Genterra was the same at the Valuation Date, as that set out in the update as at 31 August 2009.

CORPORATE VALUATION SERVICES LIMITED PAGE

CONSOLIDATED MERCANTILE and GENTERRAFAIRNESS OPINION

Our conclusions remain as follows:

Share Capital	Number	Redemption	Book	Fair Market	FMV
	of Shares	Amount	Equity	Value	Per Share
Class A Preference	326,000	$ 15.00	5,284,415	5,382,215	$ 16.510
Class B Preference	26,274,918	$ 0.05	2,150,684	1,313,746	$ 0.050
Common	19,339,211		13,919,974	19,269,694	$ 0.996
			21,355,073	25,965,655

The total was rounded to $25,965,000. Each of the 326,000 Genterra Class A Preference Shares is convertible into 20 common shares at an efffective price of $0.8255 per common share. Such conversion would require the issuance of 6,520,000 new common shares, a 33.7% increase, giving them a fully diluted Fair Market Value of $0.95 (rounded) each. This represents a 15.5% gain for the Class A Preference Shareholders and a 4.3% dilution for each existing common shares.

Per Diluted Common Share	Exchange	Number	Fair Market	FMV
	Ratio	of Shares	Value	Per Share	Dilution
Class A Preference	20	6,520,000	5,382,215	$ 0.825	15.5%
Common	1	19,339,211	19,269,694	$ 0.996	-4.3%
Diluted		25,859,211	24,651,909	$ 0.953

Benefits of the Amalgamation
The Directors of both Genterra and CMI believe that the Amalgamation should result in an enhancement of shareholders’ values. They expect this to occur for the following qualitative reasons:

(a)	Both firms are engaged in similar investment and management endeavours;
(b)	The Companies have management and several directors in common;
(c)	Control of both ultimately rests with Fred A. Litwin and his family, hence the formation of Amalco will simplify the corporate structure;
(d)	Amalco will be a larger entity with more varied assets, a greater equity and income base and increased opportunities for future growth;
(e)	The combined corporation is expected to have a larger public float which should result in increased market liquidity for its shareholders;
(f)	Amalco will benefit from increased efficiency and reduced costs as a result of only one set of administrative, overhead and accounting facilities as well as ongoing public company expenses.

CVS believes that the quantitative benefits will have a favourable impact on Amalco’s results for the fiscal year ending in 2011, as those for fiscal 2010 will be affected by the various costs relating to the transaction.
Exchange Ratios
The relative fully diluted Fair Market Values of the common shares ($3.22 for CMI and $0.95 for Genterra) indicate an exchange ratio of 1.0 Amalco common shares for each CMI common share and 3.39 Genterra common shares for each Amalco common share. However, certain other factors need to be considered.
CMI
The bulk of the CMI assets (96%) are either cash, equivalents or easily convertible into cash. This gives the CMI portfolio two characteristics at the Valuation Date. The first is CMI has lower risk than that of Genterra, which is substantially invested in commercial real estate. The second is minimal potential returns as the yield at the Valuation Date was 0.24% for 3-month Treasury Bills.
Genterra
The real estate appraisals underlying the Fair Market Value of the Genterra shares took place during May 2009 when liquidity in the ICI (Industrial, Commercial and Investment) real estate market was substantially less than a year before while the situation at the Valuation Date was better. They reflected reductions in the Fair Market Value (as defined) of the Genterra properties from the summer of 2008. However, a small premium for the CMI shares over the relative Fair Market Values to reflect the lower risks and return of its portfolio still seems appropriate.
Conclusion
The directors of CMI and Genterra have determined that it is in the best interest of all shareholders to reduce the number of Amalco common shares to be issued by establishing their value as equivalent to that of a CMI common share. Accordingly, each CMI common share will be exchanged for one Amalco common share, as will each 3.6 Genterra common shares. This does not change the relative valuations of CMI and Genterra, but the directors believe that the lesser number of issued Amalco common shares will enhance their prospects for an increased trading price and compliance with market listing requirements.

In our view, based on the Valuation Date figures for CMI and Genterra, the exchange of 1 Amalco common shares for each CMI common share and 1 Amalco common share for each 3.6 Genterra common shares, the ratios selected by the Directors of Genterra and CMI, are fair, from a financial point of view, to the minority shareholders of both companies; they give rise to the following results:

Per Amalco Common Share	Exchange		Number	FMV	FMV	Premium
	Ratio		of Shares	Equity	per Share	(Discount)
CMI	1.0 for	1.0	5,076,407	16,326,867	$ 3.216	3.9%
Genterra fully diluted	1.0 for	3.6	7,183,114	24,651,909	$ 3.432	-2.6%
Amalco			12,259,521	40,978,776	$ 3.343
The ratios result in a minor dilution (2.6%) for Genterra shareholders and a small (3.9%) premium for those of CMI, to reflect their lesser risk.
Stock Market Trading
CMI is listed on the Toronto Stock Exchange (TSX) under the symbol CMI, while Genterra trades on the TSX Venture Exchange as GIC. Values for the common shares of CMI and Genterra were obtained by two independent approaches, the Adjusted Book Value and the Transaction Based Value, reflecting average prices from stock trading. For this Fairness Opinion, CVS has relied on the fully diluted Adjusted Book Values, as the shares of both companies trade at significant discounts to their Adjusted Book Values. CMI’s discount (recent trading price $2.45) is 24%, which is in the middle of the range for a marketable non-controlling interest. For Genterra (recent trading price $0.65), the discount is higher at 32%.

Canadians prefer direct real estate investments, or, if liquidity is important, via flow-through vehicles such as Real Estate Investment Trusts, rather than indirect holdings through real estate holding companies, such as Genterra. For this reason, according to stock market analysts, widely held shares of real estate investment firms normally trade at significant discounts from their underlying Adjusted Book Values. In times of financial stress, such as the Valuation Date, the discount will be greater. For Genterra, the 37% discount includes not only that from a minority interest, but also one relating to its principle activity of real estate ownership.

CORPORATE VALUATION SERVICES LIMITED PAGE

CONSOLIDATED MERCANTILE and GENTERRAFAIRNESS OPINION

Conclusion
The directors of CMI and Genterra have agreed on the following exchange ratios:

For each of the following shares	Shares of Amalco
1 CMI Common	1 Common
1 Genterra Class A Series 1 Preference	1 Class A Preference
1 Genterra Class B Preference	1 Class B Preference
3.6 Genterra Common	1 Common

In our opinion, the ratios set out above are fair from a financial point of view, to the minority shareholders of both Consolidated Mercantile Incorporated and Genterra Inc.

The purpose of this Fairness Opinion is to supply information to the Directors and shareholders of both Genterra and CMI in considering and approving the acquisition, through amalgamation, of all the Shares of Genterra by CMI.

Should you require additional information about our conclusion, or have any questions or comments relating to this Fairness Opinion, please do not hesitate to get in touch with us.

Yours very truly,
CORPORATE VALUATION SERVICES LIMITED
Per

/s/ JAMES P. CATTY

James P. Catty, MA, CA•CBV, CPA/ABV, CFA, CVA, CFE.
President
C:\CVS\CLIENTS\Genterra\2009\Genterra Fairness Opinion 2009 DEC 11 FINAL.doc

CORPORATE VALUATION SERVICES LIMITED PAGE